Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	(858) 646-8023
(858) 552-7931	rargueta@quidel.com

QUIDEL REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

SAN DIEGO, CA July 30, 2013 (MarketWired) – Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 and Recent Highlights:

•	Total revenues were $29.7 million from $30.9 million in the second quarter of 2012.

•	Reported GAAP EPS of $(0.05) per share compared to GAAP EPS of $(0.09) per share in the second quarter of 2012.

•	Received 510(k) clearance from the United States Food and Drug Administration (FDA) for Sofia Strep A FIA for use on the Sofia Analyzer.

•	Completed the acquisition of BioHelix Corporation.

•

Received Special 510(k) clearance from the FDA to include analytical reactivity with avian Influenza A (H7N9) for Sofia Influenza A+B FIA, QuickVue Influenza A+B and QuickVue Influenza A/B in its package inserts.

Second Quarter 2013 Results

Total revenues for the second quarter of 2013 were $29.7 million as compared to $30.9 million in the second quarter of 2012. The decrease in revenues was primarily driven by lower sales of infectious disease products in the quarter, relative to the second quarter of 2012.

Net loss for the second quarter of 2013 was $1.8 million, or $(0.05) per share, compared to net loss of $3.1 million, or $(0.09) per share, for the second quarter of 2012. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and the reversal of a reserve for tax contingencies, net loss for the second quarter of 2013 was $1.9 million, or $(0.06) per share, compared to net income of $0.2 million, or $0.01 per diluted share, for the same period in 2012.

“Revenues in the second quarter were relatively flat year-over-year. Gains in new product sales were offset by a lower prevalence of Group A Strep than we saw last April, and the timing of shipments to our U.S. distribution partners. During the quarter, we did achieve a number of significant regulatory and commercial milestones that will build the foundation for future revenue growth as we continue to work toward our 2015 revenue objectives,” said Douglas Bryant, president and CEO of Quidel Corporation. “We are seeing good traction on our recent commercial launch of AmpliVue, our handheld molecular product, and anticipate that our Sofia Group A Strep assay will be the next catalyst to drive Sofia placements in the near term.”

Six Months Ended June 30, 2013

Total revenues were $91.7 million for the six-month period ended June 30, 2013, compared to $68.8 million for the same period in 2012. For the six-month period in 2013, net income was $10.6 million, or $0.30 per diluted share, compared to net loss of $3.1 million, or $(0.09) per share, for the same six-month period in 2012. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and certain non-recurring tax items, net income for the six months ended June 30, 2013 was $14.7 million, or $0.42 per diluted share, compared to net income of $4.0 million, or $0.12 per diluted share, for the first six months in 2012.

Non-GAAP Financial Information

The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation, amortization of intangibles and certain non-recurring tax items on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enhances the comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information

Quidel management will host a conference call to discuss the second quarter results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial 866-788-0542, or from outside the U.S. dial 857-350-1680, and enter the pass code 72164947.

A live webcast of the call can be accessed at http://www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 7:00 p.m. Eastern Time (4:00 p.m. Pacific Time) on July 30 by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and entering pass code 88478085.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain® leading brand names, as well as under the new Sofia® and AmpliVue® brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com and Diagnostic Hybrids at www.dhiusa.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, fluctuations in our operating results resulting from seasonality; the timing of the onset, length and severity of cold and flu seasons; government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses; adverse changes in competitive conditions in domestic and international markets; the reimbursement system currently in place and future changes to that system; changes in economic conditions in our domestic and international markets; changes in sales levels as it relates to the absorption of our fixed costs; lower than anticipated market penetration of our products; the quantity of our product in our distributors’ inventory or distribution channels and changes in the buying patterns of our distributors; our development of new technologies, products and markets; our development and protection of intellectual property; our reliance on a limited number of key distributors; our reliance on sales of our influenza diagnostics tests; our ability to manage our growth strategy, including our ability to integrate companies or technologies we have acquired or may acquire; intellectual property risks, including but not limited to, infringement litigation; limitations and covenants in our senior credit facility; that we may incur significant additional indebtedness; our need for additional funds to finance our operating needs; volatility and disruption in the global capital and credit markets; acceptance of our products among physicians and other healthcare providers; competition with other providers of POC diagnostic products; changes in government policies; adverse actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”); compliance with other government regulations, such as safe working conditions, manufacturing practices, environmental protection, fire hazard and disposal of hazardous substances; third-party reimbursement policies; our ability to meet demand for our products; interruptions in our supply of raw materials; product defects; business risks not covered by insurance; the loss of key personnel; international risks, including but not limited to, compliance with product registration requirements, exposure to currency exchange fluctuations, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, political and economic instability, taxes, and diversion of lower priced international products into US markets; our failure to maintain adequate internal control over financial reporting; volatility in our stock price; dilution resulting from future sales of our equity; and provisions in our charter documents and Delaware law that might delay stockholder actions with respect to business combinations or the election of directors. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,”

“anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the Securities and Exchange Commission (SEC) from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data; unaudited)

	Three months ended June 30,
	2013	2012
Total revenues	$29,706	$30,858

Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	13,671	14,008
Research and development	7,945	6,844
Sales and marketing	7,120	7,677
General and administrative	6,071	5,129
Amortization of intangible assets from acquired businesses and technology	2,022	1,719

Total costs and expenses	36,829	35,377

Operating loss	(7,123)	(4,519)

Other expense	(189)	(283)

Loss before taxes	(7,312)	(4,802)

Benefit of income taxes	(5,557)	(1,680)

Net loss	$(1,755)	$(3,122)

Basic loss per share	$(0.05)	$(0.09)
Diluted loss per share	$(0.05)	$(0.09)

Weighted shares used in basic per share calculation	33,802	32,946
Weighted shares used in diluted per share calculation	33,802	32,946

Gross profit as a % of total revenues	54%	55%
Research and development as a % of total revenues	27%	22%
Sales and marketing as a % of total revenues	24%	25%
General and administrative as a % of total revenues	20%	17%

Condensed balance sheet data (in thousands):	6/30/13	12/31/12
Cash, cash equivalents and restricted cash	$22,819	$17,012
Accounts receivables	13,595	32,570
Inventory	24,664	15,496
Total assets	265,101	242,099
Long term debt	5,354	10,567
Stockholders’ equity	219,488	199,780

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data; unaudited)

	Six months ended June 30,
	2013	2012
Total revenues	$91,701	$68,818

Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	33,218	28,816
Research and development	15,469	15,348
Sales and marketing	15,562	14,213
General and administrative	13,600	11,053
Amortization of intangible assets from acquired businesses and technology	3,786	3,437

Total costs and expenses	81,635	72,867

Operating income (loss)	10,066	(4,049)

Other expense	(387)	(672)

Income (loss) before taxes	9,679	(4,721)

Benefit of income taxes	(933)	(1,650)

Net income (loss)	$10,612	$(3,071)

Basic earnings (loss) per share	$0.31	$(0.09)
Diluted earnings (loss) per share	$0.30	$(0.09)

Weighted shares used in basic per share calculation	33,658	33,008
Weighted shares used in diluted per share calculation	34,716	33,008

Gross profit as a % of total revenues	64%	58%
Research and development as a % of total revenues	17%	22%
Sales and marketing as a % of total revenues	17%	21%
General and administrative as a % of total revenues	15%	16%

QUIDEL CORPORATION

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net income (loss) - GAAP	$(1,755)	$(3,122)	$10,612	$(3,071)

Add: Non-cash stock compensation expense	1,887	1,732	4,028	3,595
Amortization of intangibles	3,143	3,454	8,117	7,254
Income tax impact of 2012 research and development tax credit	—	—	(510)	—
Income tax impact of reversal of tax contingency reserve	(3,458)	—	(3,458)	—
Income tax impact of non-cash stock compensation expense and amortization of intangibles	(1,710)	(1,815)	(4,129)	(3,797)

Adjusted net income (loss)	$(1,893)	$249	$14,660	$3,981

Basic earnings (loss) per share:
Adjusted net earnings (loss)	$(0.06)	$0.01	$0.43	$0.12
Net earnings (loss) - GAAP	$(0.05)	$(0.09)	$0.31	$(0.09)

Diluted earnings (loss) per share:
Adjusted net earnings (loss)	$(0.06)	$0.01	$0.42	$0.12
Net earnings (loss) - GAAP	$(0.05)	$(0.09)	$0.30	$(0.09)